UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 2, 2013

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

 000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On January 2, 2013, Multimedia Games Holding Company, Inc. (the “Company”) issued a press release announcing that the Board of Directors has appointed Todd McTavish to serve as the Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Company. A copy of the press release is furnished as Exhibit 99.1.
The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Events.

Appointment of Todd McTavish as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary.

Mr. McTavish, age 44, shall serve as the Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of the Company until his successor is chosen and qualified or until his death, resignation, retirement, disqualification or removal pursuant to an employment agreement with Mr. McTavish, dated December 12, 2012 (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. McTavish is expected to begin his employment with the Company on January 21, 2013.

Mr. McTavish previously served various positions at Video Gaming Technologies, Inc., a manufacturer of games for Class II and emerging gaming markets (“VGT”). In that role, he was responsible for leading the Legal & Compliance Department, supervising in-house attorneys, overseeing the corporate compliance function, and managing regulatory consultants, lobbyists and outside legal counsel. Before being named General Counsel in 2011, Mr. McTavish had served as VGT’s Corporate Legal Counsel since 2008. Prior to joining VGT, Mr. McTavish served as Vice President of Business Development and General Counsel at D1 Sports Holdings, Inc., from 2005 to 2008. He also served in a financial consulting role at PricewaterhouseCoopers LLP and in the tax planning department at PepsiCo, Inc. from 2003 to 2005, and began his career as an Associate in the Corporate, Securities and Finance Department at Cadwalader, Wickersham & Taft LLP, where he served from 1998 to 2003. There are no family relationships between Mr. McTavish and any of the Company’s officers or directors.

Mr. McTavish will receive, during the term of his employment, a salary of $275,000 annualized (“Base Salary”) as well as certain relocation expenses. He will also participate in the annual bonus plan applicable to the senior executive management of the Company. Subject to his execution of a release, if Mr. McTavish is terminated Without Cause or for Good Reason (both as defined in the Employment Agreement) one year from the effective date of the Employment Agreement (“Effective Date”), he will receive one year of Base Salary continuation and one year of target bonus payment, and if Mr. McTavish is terminated Without Cause or for Good Reason two years from the Effective Date, he will receive two years of Base Salary continuation and two years of target bonus payment. If termination occurs Without Cause or for Good Reason within one year of a change in control, a payment of two years of Base Salary continuation and two years of target bonus will be made in a lump sum. The description of the Employment Agreement is qualified in its entirety by reference to the complete text of the document, a copy of which is attached hereto as Exhibit 10.1.

Pursuant to the terms of the Employment Agreement, the Company will grant Mr. McTavish an option (the “Option”) to purchase 25,000 shares of the Company’s common stock (the “Common Stock”) and 12,500 restricted stock units (“RSU”), each as of January 21, 2013. The Option and RSU will vest one-fourth (1/4) after one year, and will continue to vest over three (3) years in equal quarterly installments during each of the following three years. Pursuant to Mr. McTavish’s Employment Agreement and equity award agreements, the Option and RSU will accelerate and vest in full (i) in the event of a change of control of the Company if the successor corporation does not assume or continue the Option or RSU, (ii) if within one year of a change of control, Mr. McTavish is terminated Without Cause or resigns for Good Reason, or (iii) in the event of his death or disability. Unless earlier terminated pursuant to its terms, the Option will expire ten years from the effective date.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement with Todd McTavish, dated December 12, 2012
99.1	Press Release, dated January 2, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: January 2, 2013	By:	/s/ Adam Chibib
Adam Chibib
Senior Vice President, CFO and Interim Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Employment Agreement with Todd McTavish, dated December 12, 2012
99.1	Press Release, dated January 2, 2013